UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	March 22, 2015

Journal Media Group, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-36879	47-1939596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203

(Address of principal executive offices, including zip code)

(414) 224-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven J. Smith, who served as Chief Executive Officer of Journal Media Group, Inc. (the “Company”), solely on an interim basis, resigned as Chief Executive Officer effective as of March 22, 2015.

Timothy E. Stautberg, age 52, was appointed to serve as Chief Executive Officer of the Company effective March 22, 2015.  Mr. Stautberg is currently Senior Vice President, Newspapers of Scripps since August 2011, and serves as the Company’s President, a position he has held since December 18, 2014. He leads Scripps’ portfolio of newspapers and affiliated digital products in its 13 markets in the U.S. Prior to taking this role, Mr. Stautberg served Scripps for three years as Senior Vice President and Chief Financial Officer and for nine years as Vice President of Corporate Communications and Investor Relations. Mr. Stautberg joined Scripps in 1990 as part of the company’s executive development program. In 1992, he joined the Rocky Mountain News, where he held various management positions before being named assistant to the publisher. He was named general manager of the Redding Record Searchlight in 1997, and returned to Cincinnati in 1999 to become Vice President of Corporate Communications and Investor Relations. Mr. Stautberg holds a bachelor’s degree in economics from Kenyon College and a master’s degree in business administration, with a specialization in finance, from the University of Chicago. While earning his MBA, he worked five years as a commercial banking officer for Harris Trust and Savings Bank in Chicago. Mr. Stautberg serves as a trustee of the Scripps Howard Foundation and a member of the Newspaper Association of America Board of Directors.

Mr. Stautberg is party to an employment agreement with the Company that specifies his compensation and benefits in connection with his service as President and Chief Executive Officer (the “Employment Agreement”), which becomes effective upon the closing of the transactions contemplated by that certain Master Transaction Agreement, by and among The E. W. Scripps Company (“Scripps”), Scripps Media, Inc., Desk Spinco, Inc., Scripps NP Operating, LC (f/k/a Desk NP Operating, LLC), Desk NP Merger Co., Desk BC Merger, LLC, Journal Communications, Inc., Boat Spinco, Inc., Boat NP Merger Co. and the Company (the “Transactions”), and has a term of three years.  Under the Employment Agreement, Mr. Stautberg will receive an initial annual base salary of $700,000.  His 2015 target annual incentive opportunity and 2016 target long-term incentive opportunity will be 60% of his annual base salary.  Future incentive opportunities, both annual and long-term, will be established by the Company’s Compensation Committee and will be equal to or higher than other senior executives.  During the term of the Employment Agreement, Mr. Stautberg will be entitled to a financial planning benefit of $15,000.  He will also be entitled to reimbursement for up to $10,000 in attorneys’ fees in connection with negotiating the Employment Agreement.

The Employment Agreement contains standard confidentiality, non-compete, non-solicitation and non-disparagement covenants. The Employment Agreement also provides for severance benefits in the event of an involuntary termination of employment without “cause” or a termination for “good reason,” death or disability.

The Company anticipates that, following the close of the Transactions, the Company’s Compensation Committee will authorize a one-time grant of restricted shares to Mr. Stautberg, which is expected to vest in equal annual installments over the first three anniversaries of the closing of the Transactions.

The summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is filed as Exhibit 10.1 to this the Company’s Registration Statement on Form S-4 (Reg. No. 333-201540).

There are no transactions in which Mr. Stautberg has an interest requiring disclosure under Item 404(a) of Regulation S-K. No director or executive officer of the Company has any family relationship with Mr. Stautberg.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibit is being filed herewith:

(10)                          Employment Agreement, dated as of January 5, 2015, by and between Journal Media Group, Inc. and Timothy E. Stautberg (incorporated by reference to Exhibit 10.1 to Journal Media Group, Inc.’s Registration Statement on Form S-4 [Reg. No. 333-201540]).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL MEDIA GROUP, INC.

Date: March 23, 2015	By:	/s/ Marty V. Ozolins
Marty V. Ozolins
Vice President and Controller

JOURNAL MEDIA GROUP, INC.

EXHIBIT INDEX TO FORM 8-K

Report Dated March 22, 2015

Exhibit No.

(10)

Employment Agreement, dated as of January 5, 2015, by and between Journal Media Group, Inc. and Timothy E. Stautberg (incorporated by reference to Exhibit 10.1 to Journal Media Group, Inc.’s Registration Statement on Form S-4 [Reg. No. 333-201540]).